Exhibit 99.1

Bob Evans Announces Final Voting Results of 2014 Annual Meeting

NEW ALBANY, Ohio – September 3, 2014 – Bob Evans Farms, Inc., (Nasdaq: BOBE) today announced that the final certified voting results confirm the preliminary results reported on August 26, 2014 by IVS Associates, Inc., the independent Inspector of Elections (“Inspector”) appointed for the Company’s August 20, 2014 Annual Meeting. As previously reported, eight incumbent nominees of the Bob Evans Board, and four nominees proposed by Sandell Asset Management, were elected to the Company’s 12-member Board at the Annual Meeting.

The following nominees have been elected to the new Board: Douglas N. Benham, Steven A. Davis, Charles M. Elson, Michael J. Gasser, Mary Kay Haben, David W. Head, Kathleen S. Lane, Eileen A. Mallesch, Larry S. McWilliams, Kevin M. Sheehan, Michael F. Weinstein and Paul S. Williams.

“We appreciate the continued support, input and feedback that we have received from our stockholders as we work to make Bob Evans an even stronger company,” said Steven A. Davis, Chairman and Chief Executive Officer of Bob Evans. “Our Board of Directors welcomes our newest directors and looks forward to their insights as the Board continues its rigorous review of our strategic and financial plans to enhance value for all stockholders. I would also like to extend our appreciation to Cheryl Krueger and Bill Ingram for their many years of service on the board and their dedication to Bob Evans,” Davis concluded.

In addition to electing directors, the Company’s stockholders approved amendments to the Company’s Restated Certificate of Incorporation (“Charter”) and the Amended and Restated By-laws (the “Bylaws”), and approved the advisory resolution on executive compensation, and the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Bob Evans will file an amended Form 8-K with the SEC with the final certified results and the amended and restated Charter and Bylaws.

Lazard served as financial advisor and Wachtell, Lipton, Rosen & Katz served as legal advisor to Bob Evans’ Board of Directors. Bass, Berry & Sims, PLC served as legal advisor to the Company.

About Bob Evans Farms, Inc.

Bob Evans Farms, Inc. owns and operates full-service restaurants under the Bob Evans Restaurants brand name. At the end of the first fiscal quarter (July 25, 2014), Bob Evans Restaurants owned and operated 562 family restaurants in 19 states, primarily in the Midwest, mid-Atlantic and Southeast regions of the United States. Bob Evans Farms, Inc., through its BEF Foods segment, is also a leading producer and distributor of refrigerated side dishes, pork sausage and a variety of refrigerated and frozen convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit www.bobevans.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements in this letter that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 25, 2014, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

Contact:

Scott C. Taggart

Vice President, Investor Relations

(614) 492-4954